EXHIBIT 3

                  [LETTERHEAD OF O.S.S. CAPITAL MANAGEMENT LP]

                                                                    May 11, 2005


BY FACSIMILE AND FEDERAL EXPRESS

Gerard Soula
President Directeur General
Flamel Technologies S.A.
Parc Club du Moulin a Vent
33 avenue du Dr. Georges Levy
69693 Venissieux cedex France


Re: Notice of Ownership of More than 10% of Share Capital and Voting Rights of Flamel Technologies S.A. pursuant to Article L. 233-7 of the CODE DE COMMERCE.


Monsieur le President:

          Reference is made to that certain letter, dated April 29, 2005, giving Notice of Ownership of More than 5% of Share Capital and Voting Rights of Flamel Technologies S.A. pursuant to Article L. 233-7 of the CODE DE COMMERCE (the "5% Notice"). Capitalized terms used in this letter but not otherwise defined herein shall have the meanings ascribed thereto in the 5% Notice.

          The 5% Notice advised you that Oscar S. Schafer & Partners I LP, a Delaware limited partnership, Oscar S. Schafer & Partners II LP, a Delaware limited partnership, and O.S.S. Overseas Fund Ltd., a Cayman Islands exempted company, acting in concert (DE CONCERT) within the meaning of Art. L. 233-10 of the French Commercial Code (CODE DE COMMERCE) held as of April 29, 2005, an aggregate of 2,065,947 Ordinary Shares, representing approximately 9.54 % of the share capital and voting rights of Flamel, based on the 21,651,590 Ordinary Shares outstanding as September 30, 2004, as reported by the Issuer in its unaudited consolidated financial statements for the nine months then ended, as filed with the United States Securities and Exchange Commission on the Issuer's Form 6-K dated December 30, 2004. These Ordinary Shares are held in registered accounts in the names of the foregoing entities as follows:

---------------------------------- -------------------- ----------------------
                                                         PERCENTAGE OF FLAMEL
                                    NUMBER OF ORDINARY     SHARE CAPITAL AND
REGISTERED HOLDER                         SHARES             VOTING RIGHTS
---------------------------------- -------------------- ----------------------
Oscar S. Schafer & Partners I LP          100,190                0.46%
---------------------------------- -------------------- ----------------------
Oscar S. Schafer & Partners II LP         963,387                4.45%
---------------------------------- -------------------- ----------------------
O.S.S. Overseas Fund Ltd.               1,002,370                4.63%
---------------------------------- -------------------- ----------------------
TOTAL                                   2,065,947                9.54%
---------------------------------- -------------------- ----------------------

          This letter is to advise you that on May 10, 2005, Oscar S. Schafer & Partners I LP, Oscar S. Schafer & Partners II LP, and O.S.S. Overseas Fund Ltd. purchased an aggregate of 500,000 Flamel ADSs, giving rise to beneficial ownership of 500,000 underlying Ordinary Shares deposited with the Depositary. Accordingly, as of that date, Oscar S. Schafer & Partners I LP, Oscar S. Schafer & Partners II LP, and O.S.S. Overseas Fund Ltd., acting DE CONCERT, may be deemed to beneficially own an aggregate of 2,565,947 Ordinary Shares, representing approximately 11.85% of the share capital and voting rights of Flamel. The ADSs and Ordinary Shares are held by the foregoing entities as follows:

---------------------------------- ----------- ----------- ----------- ---------------
                                                              TOTAL
                                                            NUMBER OF   PERCENTAGE OF
                                    NUMBER OF               ORDINARY     FLAMEL SHARE
                                     ORDINARY   NUMBER OF    SHARES &    CAPITAL AND
REGISTERED HOLDER                     SHARES       ADS         ADSs     VOTING RIGHTS
---------------------------------- ----------- ----------- ----------- ---------------
Oscar S. Schafer & Partners I LP      100,190     19,900      120,090        0.55%
---------------------------------- ----------- ----------- ----------- ---------------
Oscar S. Schafer & Partners II LP     963,387    230,100    1,193,487        5.51%
---------------------------------- ----------- ----------- ----------- ---------------
O.S.S. Overseas Fund Ltd.           1,002,370    250,000    1,252,370        5.78%
---------------------------------- ----------- ----------- ----------- ---------------
TOTAL                               2,065,947    500,000    2,565,947       11.85%
---------------------------------- ----------- ----------- ----------- ---------------


Accordingly, as of May 10, 2005, Oscar S. Schafer & Partners I LP, Oscar S. Schafer & Partners II LP, and O.S.S. Overseas Fund Ltd. may be deemed to hold, DE CONCERT, more than 10% of the outstanding share capital and voting rights of Flamel. This notice of ownership of share capital and voting rights is, therefore, being delivered to Flamel in accordance with the provisions of Article L.233-7 of the French Commercial Code (CODE DE COMMERCE).

          In addition, O.S.S. Advisors LLC, a Delaware limited liability company, O.S.S. Capital Management LP, a Delaware limited partnership, and Schafer Brothers LLC, a Delaware limited liability company, none of which hold any Ordinary Shares registered in their own names, may also be deemed to be acting DE CONCERT with Oscar S. Schafer & Partners I LP, Oscar S. Schafer & Partners II LP, and O.S.S. Overseas Fund Ltd. because these entities are under common control and may have shared power to direct the disposition or the voting of the Ordinary Shares set forth above that are held by and registered in the names of Oscar S. Schafer & Partners I LP, Oscar S. Schafer & Partners II LP, and O.S.S. Overseas Fund Ltd.

          Your attention is drawn to the request for certain information set forth in the final paragraph of the 5% Notice. We note that you have still not complied with that request. Accordingly, by this notice, pursuant to and in accordance with Art. 129 of DECRET NO. 67-238, DATED AS OF MARCH 23, 1967, Flamel is again requested on behalf of Oscar S. Schafer & Partners I LP, Oscar
S. Schafer & Partners II LP, and O.S.S.  Overseas  Fund Ltd.,  to advise them of
(i) the place where they should deliver certificates (ATTESTATIONS D'INSCRIPTION EN COMPTE) attesting that the 2,065,947 Ordinary Shares set forth above are held in registered accounts in their respective names, and (ii) the proposed date of the forthcoming annual general meeting of the shareholders of Flamel. The foregoing information should be sent as soon as possible by e-mail to the following address: oschafer@osscapital.com. Pursuant to Art. 120-1 of DECRET NO. 67-238, DATED AS OF MARCH 23, 1967, this notice constitutes the express written agreement of the undersigned parties to be notified by e-mail at the foregoing e-mail address. In addition, Flamel


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


is requested to confirm the foregoing information in writing by registered mail (PAR LETTRE RECOMMANDE AVEC DEMAND D'AVIS DE RECEPTION).



                                 Sincerely,


                                  /s/ Oscar S. Schafer
                                 --------------------------------------
                                 Oscar S. Schafer, individually and

                                 (a) as Director, for O.S.S. Overseas Fund Ltd.;

                                 and

                                 (b) as Senior Managing Member of:

                                     (1) O.S.S. Advisors LLC, for itself and as
                                          the general partner of
                                          (A) Oscar S. Schafer & Partners I LP;
                                           and
                                          (B) Oscar S. Schafer & Partners II LP;

                                         and

                                     (2) Schafer Brothers LLC, for itself and as
                                          the general partner of
                                          O.S.S. Capital Management LP


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